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                                                                    Exhibit 3.25


                           ARTICLES OF INCORPORATION
                                       OF
                           GATEWAY REALTY SALES, INC.

                                   ARTICLE I


     The name of the corporation shall be: GATEWAY REALTY SALES, INC.


                                   ARTICLE II


     This corporation shall have perpetual existence unless sooner dissolved according to law.


                                  ARTICLE III


     This corporation is organized for the purpose of transacting any or all lawful business permitted under the laws of the United States and the State of Florida.


                                   ARTICLE IV


     The corporation is authorized to issue five-thousand (5,000) shares of Common Stock with a par value of one dollar ($1.00) per share.

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                                   ARTICLE V


     The street address of the initial registered office of the corporation is 1625 Hendry Street, Suite 201, Fort Myers, Florida 33901, and the name of the initial registered agent at that address is Timothy Jones.


                                   ARTICLE VI


     This corporation shall have three (3) directors initially. The number of directors may be increased or diminished from time to time by the by-laws but shall never be less than one (1). The names and addresses of the initial directors are:


     Gregory S. Sollitto -- 1625 Hendry Street, #201, Fort Myers, Florida 33901 Stephen A. Clayton -- 1625 Hendry Street, #201, Fort Myers, Florida 33901 Timothy Jones -- 1625 Hendry Street, #201, Fort Myers, Florida 33901


                                  ARTICLE VII


     The name and address of the person signing these articles is:


     Timothy Jones -- 1625 Hendry Street, #201, Fort Myers, Florida 33901


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     IN WITNESS WHEREOF, the undersigned has executed these Articles of
Incorporation on the 20th day of October, 1986.

                                                               /s/ TIMOTHY JONES
                                                               -----------------
                                                               Timothy Jones

STATE OF FLORIDA
COUNTY OF LEE

     Before me, the undersigned authority, personally appeared TIMOTHY JONES who is to me well known to be the person described in and who signed the above Articles of Incorporation, and he did freely and voluntarily acknowledge before me according to law that he made and subscribed the same for the uses and purposes therein mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and my official seal, at Fort Myers, in said County and State this 20 day of October, 1986.

                                                       /s/ [SIGNATURE ILLEGIBLE]
                                                       -------------------------
                                                       Notary Public

                                    My Commission Expires:


                                                                          [SEAL]


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